UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2012

NuStar Energy L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-16417	74-2956831
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2330 North Loop 1604 West

San Antonio, Texas 78248

(Address of principal executive offices)

(210) 918-2000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

New Revolving Credit Agreement

On May 2, 2012, NuStar Logistics, L.P. (“NuStar Logistics”), a wholly owned subsidiary of NuStar Energy L.P. (“NuStar Energy”), JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto entered into a new unsecured 5-year revolving credit agreement with an initial aggregate borrowing capacity of up to $1.5 billion. NuStar Logistics’ obligations under the new revolving credit agreement are guaranteed by NuStar Energy and NuStar Pipeline Operating Partnership L.P. (formerly known as Kaneb Pipeline Operating Partnership, L.P.) (“NPOP”), a wholly owned subsidiary of NuStar Energy.

In addition, the revolving credit agreement contains covenants and provisions that affect NuStar Logistics, NuStar Energy and their restricted subsidiaries, including, without limitation, customary covenants and provisions:

•

prohibiting NuStar Logistics, NuStar Energy and their restricted subsidiaries from creating or incurring indebtedness, except indebtedness created under the Amended and Restated Credit Agreement, dated as of July 1, 2005, between Kaneb Terminals Limited (formerly known as ST Services, Ltd.), NuStar Energy , NPOP and SunTrust Bank not to exceed £21,000,000, indebtedness of NuStar Energy to any restricted subsidiary and of any restricted subsidiary to NuStar Energy or any other restricted subsidiary and guarantees with respect thereto, the NPOP senior notes and any guarantees thereof, indebtedness in respect of sale and leaseback obligations in an amount not to exceed $120,000,000 and additional indebtedness if after giving effect to the incurrence of such additional indebtedness NuStar Energy is in pro forma compliance with the consolidated debt coverage ratio described below;

•

limiting NuStar Logistics’ ability and that of NuStar Energy and their restricted subsidiaries from creating or incurring specified liens on their respective properties (subject to customary exceptions);

•

limiting NuStar Logistics’ ability and that of NuStar Energy and their subsidiaries to make distributions and equity repurchases (which shall be permitted if no default exists and in the case of distributions and equity repurchases from a subsidiary to its parent); and

•	prohibiting consolidations, mergers and asset transfers by NuStar Logistics, NuStar Energy and their restricted subsidiaries (subject to customary exceptions).

The new revolving credit facility requires NuStar Energy to maintain as of the last day of each rolling period (each, a “Calculation Date”), consisting of any period of four consecutive fiscal quarters, a consolidated debt coverage ratio (consolidated indebtedness to Consolidated EBITDA (as defined below)) not to exceed 5.00-to-1.00 (the “Standard Ratio”); provided, that (a) for the rolling period ending on June 30 of each year, Nustar Energy’s consolidated debt coverage ratio may exceed the Standard Ratio so long as its consolidated debt coverage ratio does not exceed 5.50 to 1.00 for such rolling period; and (b) if at any time NuStar Energy, NuStar Logistics or any of their restricted subsidiaries has consummated one or more acquisitions within the two most recently completed fiscal quarters prior to such Calculation Date for which NuStar Energy, NuStar Logistics or any of their restricted subsidiaries has paid aggregate net consideration of at least $50,000,000, then, for the two rolling periods the last day of which immediately follow the date on which such acquisition is consummated, the numerator of the maximum consolidated debt coverage ratio otherwise permitted above shall be increased by 0.5.

“Consolidated EBITDA” means, as to NuStar Energy and its restricted subsidiaries, on a consolidated basis for each rolling period, the amount equal to consolidated operating income for such period (a) plus the following to the extent deducted from consolidated operating income in such period: (i) depreciation, amortization, and (ii) other non-cash charges for such period (including any non-cash losses or negative adjustments under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 815 as the result of changes in the fair market value of derivatives), (b) minus all non-cash income added to consolidated operating income in such period (including any non-cash gains or positive adjustments under FASB ASC 815 as the result of changes in the fair market value of derivatives); (c) plus for such period any EBITDA adjustments for projects with a budgeted capital cost exceeding $25 million; (d) plus cash distributions received from joint ventures, during such period; and

(e) plus any proceeds received from business interruption insurance provided that such proceeds are received during any rolling period with respect to an event or events that occurred during such rolling period; provided that Consolidated EBITDA shall be adjusted from time to time as necessary to give pro forma effect to permitted acquisitions or investments (other than joint venture interests) or sales of property by NuStar Energy and its restricted subsidiaries.

NuStar Logistics may, from time to time, borrow, repay and re-borrow principal amounts and request the issuance of letters of credit under the credit agreement. Outstanding principal amounts bear interest at a varying interest rate that fluctuates with an alternate base rate (equal to the greater of the prime rate, the Federal funds rate plus  1/2 of 1% and 1-month London interbank offered rate (“LIBOR”) plus 1%), or at the election of the Company, at a rate equal to the rate for dollar deposits in the London interbank market for certain time periods. Additionally, commitment fees and interest margin are determined by reference to the long-term debt rating of NuStar Logistics and range from 1.250% to .250% for alternate base rate loans and 2.250% to 1.250% for LIBOR loans.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the new revolving credit agreement described above under Item 1.01 is incorporated herein by reference. NuStar Logistics used the initial borrowings of $523,167,701.86 and €49,500,000.00 under the new revolving credit agreement and cash on hand to pay off in full all borrowings outstanding under NuStar Logistics’ 5-year revolving credit agreement dated as of December 10, 2007 with JPMorgan Chase Bank and the lenders party thereto (in the amounts of $523,805,119.27 and €49,505,585.94).

Item 9.01     Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	EXHIBIT
Exhibit 10.01	5-Year Revolving Credit Agreement, dated as of May 2, 2012, among NuStar Logistics, L.P., NuStar Energy L.P., the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, Suntrust Bank, Mizuho Corporate Bank, Ltd., as Co-Syndication Agents, and Wells Fargo Bank, National Association, Barclays Bank PLC, as Co-Documentation Agents, and J.P. Morgan Securities LLC, Suntrust Robinson Humphrey, Inc., Mizuho Corporate Bank, Ltd, Wells Fargo Securities, LLC, and Barclays Bank PLC as Joint Bookrunners and Joint Lead Arrangers).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUSTAR ENERGY L.P.

	By:	Riverwalk Logistics, L.P. its general partner

By: NuStar GP, LLC its general partner

Date: May 8, 2012		By: /s/ Amy L. Perry
Name: Amy L. Perry
Title: Vice President, Assistant General Counsel and
Corporate Secretary

EXHIBIT INDEX

Exhibit Number	EXHIBIT
Exhibit 10.01	5-Year Revolving Credit Agreement, dated as of May 2, 2012, among NuStar Logistics, L.P., NuStar Energy L.P., the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, Suntrust Bank, Mizuho Corporate Bank, Ltd., as Co-Syndication Agents, and Wells Fargo Bank, National Association, Barclays Bank PLC, as Co-Documentation Agents, and J.P. Morgan Securities LLC, Suntrust Robinson Humphrey, Inc., Mizuho Corporate Bank, Ltd, Wells Fargo Securities, LLC, and Barclays Bank PLC as Joint Bookrunners and Joint Lead Arrangers).